Exhibit 99.1

PetMed Express, Inc. Announces Preliminary Fourth Quarter and FY 2025 Results and Filing of Form 12b-25

Delray Beach, Florida, June 16, 2025, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced preliminary fourth quarter and fiscal year 2025 results and filed Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission. The Company is unable to file its Annual Report on Form 10-K for the fiscal year ended March 31, 2025 within the prescribed time period without unreasonable effort or expense. The Company expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission as soon as practicable, and no later than July 1, 2025, in accordance with Rule 12b-25.

Preliminary Fourth Quarter and FY 2025 Results:
For the fiscal fourth quarter ended March 31, 2025, net sales are estimated to range from $51.1 million to $53.1 million compared to $66.5 million in the prior year period. Net loss is estimated to range from $9.9 million to $10.4 million compared to a net loss of $5.0 million in the prior year period. Net loss includes the tax expense impact of recording a valuation allowance on the Company’s net deferred tax assets of $6.4 million.
For the fiscal year ended March 31, 2025, net sales are estimated to range from $231.6 million to $233.6 million compared to $281.1 million in the prior year. Net loss is estimated to range from $4.5 million to $5.0 million compared to a net loss of $7.5 million in the prior year. Included in the net loss is (1) the benefit of $8.7 million recorded in the fiscal first quarter from the one-time non-cash stock compensation reversal associated with an executive departure and (2) the tax expense impact of recording a valuation allowance on the Company’s net deferred tax assets of $6.4 million recorded in the fiscal fourth quarter.
The Company had $54.7 million of cash and no debt as of March 31, 2025.
The estimated financial information provided herein is estimated and unaudited and the Company’s actual results may differ from these results due to final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial statements are finalized and included in the Company’s Form 10-K for the fiscal year ended March 31, 2025.
The Company will reschedule its fourth quarter and fiscal year 2025 earnings release and conference call and announce the timing once the filing date of its Form 10-K is confirmed.

About PetMed Express, Inc.
Founded in 1996, PetMeds is a pioneer in the direct-to- consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness and the veterinarians who serve them. Through its PETS family of brands, the company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding the timing of the filing of its Form 10-K for the fiscal year ended March 31, 2025, as well as the Company’s preliminary financial results disclosed. Forward-looking statements are based on the Company’s current expectations and assumptions regarding future
4913-7832-4558.2

events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the completion of the audit of the Company’s financial statements, the identification of material adjustments during the audit process, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2024, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Contact:
ICR, LLC
John Mills
(646) 277-1254
Reed Anderson
(646) 277-1260
investor@petmeds.com
4913-7832-4558.2